EXHIBIT 32.1

Certificate of Principal Executive Officer

pursuant to section 18 U.S.C. Section 1350,

as adopted pursuant to Section 906

of Sarbanes-Oxley Act of 2002

In connection with the accompanying Quarterly Report of CNET Networks, Inc. (“CNET Networks”) on Form 10-Q/A for the three months ended March 31, 2006 (the “Report”), I, Neil M. Ashe, Chief Executive Officer of CNET Networks, Inc., certify pursuant to 18 U.S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of CNET Networks.

Dated: January 29, 2007

/s/ Neil M. Ashe
Neil M. Ashe
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to CNET Networks and will be retained by CNET Networks and furnished to the Securities and Exchange Commission or its staff upon request.